UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1305 E. Houston Street, Building 1, Suite 311
San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

47685 Lakeview Blvd.

Fremont, CA 94538

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Microbial Building Lease

On March 13, 2026, Tivic Health Systems, Inc.’s (the “Company”) wholly owned subsidiary Velocity Bioworks, Inc. (“VBI”) entered into a Building Lease Agreement (the “Microbial Building Lease”) with TPB Merchants Ice LLC (“TPB”) to lease an approximately 8,024 square foot facility (the “Microbial Building”) located at 1305 E. Houston St., San Antonio, TX 78205 (the “Property”). The initial term of the Microbial Building Lease is eight years, unless earlier terminated by the parties pursuant to the terms thereof. VBI has (i) a one-time option to extend the lease term for an additional period of five years and (ii) the exclusive option to purchase the Microbial Building and the Property from TPB at any time during the first 24 months of the initial term for $12.5 million.

In exchange for leasing the premises, VBI shall pay TPB a monthly base rent of approximately $22,605 for the first twelve months, or a total of $271,260, with annual dollar increases in later years of the lease term. The aggregate base rent over the eight-year lease term is approximately $5.34 million. The Microbial Building Lease provides that VBI will pay additional expenses to TPB related to VBI’s share of operating expenses, taxes and utilities related to the premises using ratable percentages set forth in the Microbial Building Lease.

Mammalian Building Lease

On March 9, 2026, VBI entered into a Lease (the “Mammalian Building Lease”) with Merchants Ice II, LLC (“Merchants Ice II”) to lease an approximately 20,144 square foot facility located at the Property. The term of the Mammalian Building Lease is 102 months, effective January 1, 2026, unless earlier terminated by the parties pursuant to the terms thereof.

In exchange for leasing the premises, VBI shall pay Merchants Ice II a monthly base rent of $55,029.73 for the first twelve months, or a total of $660,356.78, with annual increases of approximately 3.0%. The aggregate base rent over the lease term is approximately $6.29 million. The Mammalian Building Lease provides that VBI will pay additional expenses to TPB related to VBI’s share of operating expenses, taxes and utilities related to the premises using ratable percentages set forth in the Mammalian Building Lease.

Office Sublease

On March 13, 2026, VBI entered into a Sublease (the “Office Sublease” and together with the Microbial Building Lease and the Mammalian Building Lease, the “Facility Leases”) with Texas Research and Technology Foundation (“TRTF”) to sublease approximately 8,122 square feet of office space located at the Property, which Office Sublease was consented to by TPB, as landlord of the leased premises, and is subject to the terms of that certain Office Lease Agreement, dated June 1, 2024, by and between TRTF and TPB. The term of the Office Sublease is 110 months, unless earlier terminated by the parties pursuant to the terms of the Office Sublease. This office will serve as the new principal executive office of the Company.

In exchange for subleasing the premises, VBI shall pay TRTF a monthly base rent starting at $31,044.94, with annual increases of approximately 3.0%. The Office Sublease provides that VBI will pay additional expenses to TPB related to VBI’s share of operating expenses, taxes and utilities related to the premises using ratable percentages set forth in the Office Sublease.

The Microbial Building Lease, the Mammalian Building Lease, and the Office Sublease are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Facility Leases do not purport to be complete and are qualified in their entirety by reference to such exhibits.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1+	Building Lease Agreement by and between Velocity Bioworks, Inc. and TPB Merchants Ice LLC, signed March 13, 2026.
10.2+	Lease by and between Velocity Bioworks, Inc. and Merchants Ice II, LLC, signed March 9, 2026.
10.3+	Sublease by and among Velocity Bioworks, Inc., Texas Research and Technology Foundation, and TPB Merchants Ice LLC, signed March 13, 2026.
104	Cover Page Interactive Data File (embedded within the XBRL document).

+	The annexes, schedules and exhibits have been omitted pursuant to Item 601 of Regulation S-K. The registrant undertakes to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	March 13, 2026	By:	/s/ Lisa Wolf
Name: Lisa Wolf Title: Chief Financial Officer

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